UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported)       December 5, 2002

DIGITAL ANGEL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware
1-15177

52-1233960

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Villaume Avenue, South St. Paul, MN 55075

(Address of principal executive offices)

(Registrant’s telephone number, including area code)       (651) 455-1621

Item 5.    Other Events and Regulation F-D Disclosure.

In October 2000, the Securities and Exchange Commission adopted Rule 10b5-1 under the Securities Exchange Act of 1934.  Rule 10b5-1 provides an affirmative defense to insider trading liability if a person establishes a plan to trade securities before that person comes into possession of material non-public information.

On December 5, 2002, Mr. James P. Santelli, the Company’s Vice President, Finance and Chief Financial Officer, entered into a Stock Sale Plan complying with Rule 10b5-1 for trading in shares of the Company’s common stock.  Under the Stock Sale Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1, certain specified amounts of shares of the Company’s common stock will be sold on Mr. Santelli’s behalf on three dates during each calendar month if the market price of the common stock equals or exceeds $3.75 per share.  The Stock Sale Plan terminates when a total of 100,000 shares of common stock have been sold under the Plan or earlier upon notice by Mr. Santelli.

The foregoing description of the Stock Sale Plan is qualified in its entirety by reference to the copy of the Plan attached as Exhibit 99.1.

Item 7.    Exhibits and Reports on Form 8-K.

(a)	No financial statements are required to be filed as part of this Current Report on Form 8-K.

(b)	No pro forma financial information is required to be filed as part of this Current Report on Form 8-K.

(c)	The following exhibits are filed as part of this Current Report on Form 8-K:

	99.1	Stock Sale Plan dated as of December 5, 2002 between James P. Santelli and U.S. Bancorp Piper Jaffray Inc.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2002	Digital Angel Corporation

	By	/s/ Randolph K. Geissler
Randolph K. Geissler
President and Chief Executive Officer